                        Independent Auditors' Consent

The Board of Trustees
Oppenheimer Multiple Strategies Fund:

We consent to the use of or incorporation by reference in this Registration
Statement of Oppenheimer Multiple Strategies Fund on Form N-14 of our report dated October 21, 2002 relating to the financial statements and financial highlights appearing in the September 30, 2002 Annual Report to the
Shareholders of Oppenheimer Multiple Strategies Fund.

/s/ KPMG LLP
KPMG LLP

Denver, Colorado
June 26, 2003

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Pre-Effective Amendment
No. 1 to File No. 333-106295 of Oppenheimer Multiple Strategies Fund on Form
N-14 of our report on the Oppenheimer Select Managers QM Active Balanced Fund
dated December 20, 2002, appearing in the Combined Prospectus and Proxy
Statement and in the Statement of Additional Information, which are part of such Registration Statement.  We also consent to the reference to us under the headings "What are the Tax Consequences of the Reorganization" and
"Agreement and Plan of Reorganization" in the combined Proxy Statement and
Prospectus which are part of such Registration Statement.

We also consent to the use of our draft Tax Opinions in exhibit 16(12) in
Part C which are part of the combined Proxy Statement and Prospectus.

/s/DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP

Denver, Colorado
June 26, 2003